Exhibit 10.1

FOURTH AMENDMENT TO CONDITIONAL SHARE PURCHASE AGREEMENT AND

CONVERSION AGREEMENT

This Fourth Amendment to Conditional Share Purchase Agreement and Conversion Agreement (this “Amendment”) is made and entered into as of November 14, 2017, by and between CAREDX, INC., a Delaware corporation (the “Purchaser”), and Midroc Invest AB (the “Seller”) and amends that certain Conditional Share Purchase Agreement, as amended (the “Agreement”), between the Purchaser and the Seller relating to the sale by the Seller and the purchase by the Purchaser of all of the Seller’s 43,678,850 shares in CareDx International AB (formerly known as Allenex AB) (the “Company”) in connection with the Purchaser’s public offer to acquire all outstanding shares in the Company announced by the Purchaser on December 16, 2015. Terms used but not defined herein shall have the meaning ascribed thereto in the Agreement.

RECITALS

WHEREAS, as of the date hereof, the aggregate amount of the Contingent Cash Component, plus interest accrued and unpaid thereon through the date hereof is approximately SEK 18,983,658.62 (the “Contingent Cash Balance”);

WHEREAS, pursuant to the Agreement, the Purchaser is required to, among other things, pay to the Seller SEK 7,883,743.97 of the Contingent Cash Balance (the “Additional Repayment Amount”) on December 31, 2017 and the remainder on March 31, 2019;

WHEREAS, pursuant to the Agreement, and specifically, Section 5 of that certain Third Amendment to Conditional Share Purchase Agreement and Conversion Agreement, dated July 1, 2017, by and between the Purchaser and the Seller (the “Conversion Agreement”), the Purchaser agreed, among other things, to use commercially reasonable efforts to solicit its stockholders’ approval of the Purchaser’s issuance of an aggregate of 834,882 shares of Purchaser Common Stock to the Seller in full satisfaction of the Additional Repayment Amount in accordance with applicable law and the rules and regulations of The Nasdaq Stock Market LLC (the “Stockholder Approval”); and

WHEREAS, in lieu of seeking the Stockholder Approval or issuing the Additional Repayment Shares (as defined in the Conversion Agreement) to the Seller under the Conversion Agreement, the Purchaser and the Seller have agreed that the Purchaser shall repay all of the Contingent Cash Balance in cash on the Closing Date (as defined below).

AGREEMENT

NOW, THEREFORE, each of the parties hereto, for good and valuable consideration, the receipt and sufficiency of which are acknowledged and agreed, hereby agree as follows:

1. Closing.

(a) On the Closing Date (as defined below), upon the terms and subject to the conditions set forth herein, (i) the Purchaser shall pay to the Seller an amount in cash (the “Cash Payment”) equal to the Contingent Cash Balance, and (ii) the Seller will accept such amount in full satisfaction of the repayment of the Contingent Cash Component and any interest accrued and unpaid thereon.

(b) Upon the terms and subject to the conditions set forth herein, the closing of the payment of the Contingent Cash Balance (the “Closing”) shall occur on November 14, 2017, or on such other date as the parties may mutually agree in writing (the “Closing Date”).

2. Closing Deliveries.

(a) At or prior to the Closing, the Purchaser shall deliver or cause to be delivered to the Seller the amendment no. 1 to registration rights agreement in substantially the form attached hereto as EXHIBIT A to be entered into by and among the Purchaser, the Seller, FastPartner AB and Xenella Holding AB (the “Registration Rights Agreement Amendment”), duly executed by the Purchaser.

(b) At or prior to the Closing, the Seller shall deliver or cause to be delivered to the Purchaser the Registration Rights Agreement Amendment, duly executed by the Seller.

3. Amendments to the Agreement. Effective upon the date hereof, Section 2.3 of the Agreement shall be replaced in its entirety with the following:

“Subject to and conditional upon the Purchaser having accepted the tendered Shares and the contingencies identified in Appendix 1, the Contingent Cash Component, together with interest accrued pursuant to Section 2.4 below, shall become payable on November 14, 2017.”

4. Amendment to Third Amendment to Conditional Share Purchase Agreement and Conversion Agreement. Effective upon the date hereof, Section 5 of the Conversion Agreement shall be replaced its entirety with the following:

“[RESERVED]”.

5. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller as follows:

(a) The execution, delivery and performance of this Amendment have been duly authorized by the Purchaser and this Amendment constitutes a legal, valid, binding and enforceable obligation of the Purchaser.

(b) The execution, delivery and performance of this Amendment by the Purchaser is not contrary to the provisions of the Purchaser’s Certificate of Incorporation or Bylaws and does not and will not result in any breach of the terms of, or constitute a default under, any instrument or agreement to which the Purchaser is a party or by which it is bound.

(c) No vote, consent or approval of the stockholders of the Purchaser is required under applicable law, the Purchaser’s Certificate of Incorporation or Bylaws or under any contract between the Purchaser and any stockholder of the Purchaser, to authorize or approve this Amendment or the transactions contemplated hereby.

6. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchaser as follows:

(a) The execution, delivery and performance of this Amendment have been duly authorized by the Seller and this Amendment constitutes a legal, valid, binding and enforceable obligation of the Seller.

(b) The execution, delivery and performance of this Amendment by the Seller is not contrary to the provisions of the articles of association and/or other constitutional documents of the Seller and does not and will not result in any breach of the terms of, or constitute a default under, any instrument or agreement to which the Seller is a party or by which it is bound.

7. Conditions Precedent to Obligations of the Purchaser. The obligation of the Purchaser to consummate the transactions contemplated by this Amendment is subject to the satisfaction of each of the following conditions; provided that these conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion by providing the Seller with prior written notice thereof:

(a) No order of any court, arbitrator or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Amendment.

(b) The representations and warranties of the Seller contained in Section 6 shall be true and correct in all material respects as of the date when made and as of the Closing Date.

(c) The Closing (as defined in the Fourth Amendment to Conditional Share Purchase Agreement and Conversion Agreement to be entered into between the Purchaser and each of FastPartner AB and Xenella Holding AB on the date hereof (collectively, the “Other Amendments”)) shall occur substantially contemporaneously with the Closing.

8. Conditions Precedent to Obligations of the Seller. The obligation of the Seller to consummate the transactions contemplated by this Amendment is subject to the satisfaction of each of the following conditions; provided that these conditions are for the Seller’s sole benefit and may be waived by the Seller at any time in its sole discretion by providing the Purchaser with prior written notice thereof:

(a) No order of any court, arbitrator or governmental or regulatory authority shall be in effect which purports to enjoin or restrain any of the transactions contemplated by this Amendment.

(b) The representations and warranties of the Purchaser contained in Section 5 shall be true and correct in all material respects as of the date when made and as of the Closing Date.

(c) The Closing (as defined in each Other Amendment) shall occur substantially contemporaneously with the Closing.

9. Amendments. This Amendment may only be altered or amended in writing jointly by the Purchaser and the Seller.

10. Governing Law; Dispute Resolution. This Amendment, including the arbitration clause, shall be governed by and construed in accordance with Swedish substantive law. Any dispute arising out of or in connection with this Amendment shall be finally settled by arbitration in accordance with the Arbitration Rules of the Arbitration Institute of the Stockholm Chamber of Commerce. The arbitral tribunal shall be composed of three arbitrators. The seat of arbitration shall be Stockholm, Sweden. The language to be used in the arbitral proceedings shall be English. The parties hereto undertake and agree that all arbitral proceedings conducted with reference to this arbitration clause will be kept strictly confidential. This confidentiality undertaking shall cover all information disclosed in the course of such arbitral proceedings, as well as any decision or award that is made or declared during the proceedings. Information covered by this confidentiality undertaking may not, in any form, be disclosed other than if and to the extent permitted by Section 5 of the Agreement.

11. Counterparts. This Amendment may be executed in one or two counterparts, each of which, when executed and delivered, shall be deemed an original, and all taken together, constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

12. Complete Agreement. This Amendment, together with the Agreement, represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Agreement merge into this Amendment and the Agreement.

13. Fees and Expenses. The Purchaser and the Seller shall each pay their own expenses in connection with the transactions contemplated by this Amendment.

14. Termination. This Amendment may be terminated by the Purchaser or the Seller, by written notice to the other party, if the Closing has not been consummated on or prior to the fifth business day following the date of this Agreement; provided that no such termination will affect the right of any party to sue for any breach by the other party. For the avoidance of doubt, in the event that this Amendment is terminated, the Conversion Agreement shall be reinstated and in full force.

[Signature page to follow]

This Amendment has been executed in two (2) original counterparts of which the parties hereto have taken one each.

THE PURCHASER:

CAREDX, INC.

By:	/s/ Peter Maag, Ph.D.
Name:	Peter Maag, Ph.D.
Title:	President and Chief Executive Officer

Date:	November 14, 2017
Place:	Brisbane, California, USA

THE SELLER:

MIDROC INVEST AB

By:	/s/ Göran Linder	/s/ David Sundin
Name:	Göran Linder	David Sundin
Title:	CEO	Authorized Signatory

Date:	November 14, 2017

Place:	Stockholm, Sweden

[Signature Page to Fourth Amendment to Conditional Share Purchase Agreement and Conversion Agreement]

EXHIBIT A

AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

A-1